February 18, 2026 2025 FOURTH QUARTER & FULL YEAR

2 THE NEW OMNICOM - CLIENTS, PEOPLE & PLATFORMS ◦ Announced new Connected Capability organization and leadership • Completed Connected Capability geographic and brand alignments • Brings together exceptional capabilities & talent to address clients' growth priorities ◦ Launched client enterprise growth strategy • Formed Growth & Solutions team to drive new business opportunities • Expanded Client Success Leaders group to service and grow our client relationships ◦ Combined technology platform organizations and launched the next generation Omni • Significantly expanded our talent and industry leadership in AI, identity, and data • Integrated Acxiom Real iD, Flywheel Commerce Cloud, and Omni data ◦ Operations integration well underway across real estate, IT, and shared services

3 POSITIONED PORTFOLIO FOR GROWTH ◦ Simplified and aligned portfolio of businesses to deliver integrated services connecting media, creative content, consulting, data, technology, and commerce across our organization • Connected Capabilities provides higher-growth strategic services linked to business outcomes for clients ◦ Identified smaller markets to move from majority to minority-owned position • Revenue of approximately $700 million(i) ◦ Identified non-strategic and underperforming businesses for sale or exit • Revenue of approximately $2.5 billion(i) (i) For the last twelve months ended September 30, 2025. See slide 4

4POSITIONED PORTFOLIO FOR GROWTH COMBINED LTM ENDED 9/30/25 - OMC + IPG (i) Retained businesses had combined revenue of $23.1 billion (LTM 9/30/25) Revenue ($Millions) Three Months Ended OMC IPG OMC + IPG Combined Planned Dispositions Combined Net of Planned Dispositions Q4 December 31, 2024 $ 4,322.2 $ 2,857.0 $ 7,179.2 $ (921.9) $ 6,257.3 Q1 March 31, 2025 3,690.4 2,322.6 6,013.0 (703.2) 5,309.8 Q2 June 30, 2025 4,015.6 2,536.8 6,552.4 (767.2) 5,785.2 Q3 September 30, 2025 4,037.1 2,494.0 6,531.1 (782.5) 5,748.6 LTM September 30, 2025 $ 16,065.3 $ 10,210.4 $ 26,275.7 $ (3,174.8) $ 23,100.9 (i) See slides 22 to 24 for additional details Note: Three month results for each period as reported in Form 8-K, Form 10-Q, and Form 10-K by each company

5 SYNERGIES Projected cost synergy target over three years doubled to $1.5 billion vs. initial estimate of $750 million Planned Synergies 2026 2027 2028 Labor-related $ 645.0 $ 920.0 $ 1,000.0 Real estate-related 180.0 220.0 240.0 G&A, IT, Procurement & other 75.0 160.0 260.0 Total $ 900.0 $ 1,300.0 $ 1,500.0 Estimated fees & costs to achieve $ 250.0 $ 100.0 $ 50.0

6 SHARE REPURCHASE PROGRAM ◦ Our Board of Directors approved a $5 billion share repurchase program on February 18 • Initiated Accelerated Share Repurchase (ASR) arrangement of $2.5 billion • Plan to repurchase an additional $500 million to $1 billion during 2026 ◦ Repurchases to be financed using cash on hand and existing facilities ◦ Expect to maintain our strong investment grade credit rating

7

INCOME STATEMENT SUMMARY -
Reported and Non-GAAP Adjusted

Fourth Quarter

	Reported 2025	Severance, Repositioning & Other Costs	Loss on Planned Dispositions	Acquisition Related Costs	Amortization	Non-GAAP Adj. 2025	Reported 2024	Acquisition Related Costs	Amortization	Non-GAAP Adj. 2024
Revenue	$5,528.8					**$5,528.8**	$4,322.2			$4,322.2
Operating Expenses:										
Severance and repositioning costs[(a)]	1,123.3	(1,123.3)		—		**—**	—	—		—
Loss on disposition	543.4		(543.4)			**—**	—			—
Selling, general and administrative[(a)]	293.9	—		(186.7)		**107.2**	112.3	(14.6)		97.7
Operating Expenses[(a)]	6,506.0	(1,123.3)	(543.4)	(186.7)		**4,652.6**	3,636.9	(14.6)		3,622.3
Operating Income (Loss)[(a)]	(977.2)	1,123.3	543.4	186.7		**876.2**	685.3	14.6		699.9
Operating Income Margin %	*(17.7)%*					***15.8 %***	*15.9 %*			*16.2 %*
Net Interest Expense	53.2					**53.2**	38.1			38.1
Income Tax Expense (Benefit)[(b)]	(131.3)	230.7	99.6	13.3		**212.3**	170.6	1.5		172.1
Income Tax Rate	*12.7 %*					***25.8 %***	*26.4 %*			*26.0 %*
Income from Equity Method Investments	1.2					**1.2**	2.3			2.3
Net Income Attributed to Noncontrolling Interests	43.2					**43.2**	30.9			30.9
Amortization of acquired intangible assets and internally developed strategic platform assets (after- tax)	—				39.0	**39.0**	—		16.5	16.5
Net Income (Loss) - Omnicom Group Inc.[(a)(b)]	$ (941.1)	$892.6	$443.8	$173.4	$39.0	**$ 607.7**	$ 448.0	$13.1	$16.5	$ 477.6
Net Income (Loss) per Share - Diluted[(a)(b)(4)]	$ (4.02)					**$ 2.59**	$ 2.26			$ 2.41
Non-GAAP Measures:										
EBITA[(4)]	$ (924.5)	$1,123.3	$543.4	$186.7	$—	**$ 928.9**	$ 707.6	$14.6	$—	$ 722.2
EBITA Margin %	*(16.7)%*					***16.8 %***	*16.4 %*			*16.7 %*

In millions except per share amounts. See Definition (4), Notes on page 13, and Non-GAAP reconciliations on pages 18 - 21.

Operating expenses for the three months ended December 31, 2025 increased compared to the prior year period, primarily due to severance, real estate repositioning, contract cancellations and other costs, and dispositions in connection with the IPG acquisition.

Amortization of acquired intangible assets and internally developed strategic platform assets is already reflected in the "as reported" column of the income statement and included within reported EBITA. It is presented in the net income row to show its impact on Adjusted Net Income - Omnicom Group Inc. and Adjusted Net Income per Share - Diluted.

OMNICOM

8 REVENUE BY DISCIPLINE Fourth Quarter Full Year Revenue % of Rev % Growth C$ % Growth(i) Revenue % of Rev % Growth C$ % Growth(i) Media & Advertising $ 3,322.6 60.1% 34.4% 31.9 % Media & Advertising $ 10,015.9 58.0% 15.7% 14.9 % Precision Marketing 568.6 10.3% 20.2% 19.0 % Precision Marketing 1,938.5 11.2% 9.1% 8.6 % Public Relations 500.8 9.1% 12.4% 11.0 % Public Relations 1,613.6 9.3% (1.7) % (2.2) % Healthcare 410.4 7.3% 21.4% 20.7 % Healthcare 1,379.9 8.0% 3.2% 2.5 % Branding & Retail Commerce 164.7 3.0% (7.0) % (8.2) % Branding & Retail Commerce 617.6 3.6% (15.0) % (15.8) % Experiential 359.5 6.5% 73.7% 71.8 % Experiential 862.7 5.0% 19.9% 19.0 % Execution & Support 202.2 3.7% (3.5) % (6.9) % Execution & Support 843.7 4.9% 1.3% (0.4) % Total $ 5,528.8 100.0% 27.9% 25.9 % Total $ 17,271.9 100.0% 10.1% 9.3 % In millions. See Definition (2) on page 13 . (i) Constant dollar (C$)

9 REVENUE BY REGION Fourth Quarter Full Year Revenue % of Rev % Growth C$ % Growth(i) Revenue % of Rev % Growth C$ % Growth(i) United States $ 2,869.1 51.9% 31.2% 31.2 % United States $ 9,102.5 52.7% 11.2% 11.2 % Other North America 156.6 2.8% 31.2% 31.5 % Other North America 489.7 2.8% 5.6% 11.0 % United Kingdom 533.2 9.6% 18.8% 14.7 % United Kingdom 1,817.3 10.5% 6.9% 3.6 % Euro Markets & Other Europe 974.9 17.6% 21.6% 13.6 % Euro Markets & Other Europe 2,987.6 17.4% 9.1% 4.9 % Asia Pacific 587.3 10.7% 12.3% 12.4 % Asia Pacific 1,925.4 11.1% 4.2% 5.1 % Latin America 202.8 3.7% 54.7% 50.8 % Latin America 540.2 3.1% 24.6% 29.3 % Middle East & Africa 204.9 3.7% 85.1% 83.1 % Middle East & Africa 409.2 2.4% 28.2% 27.8 % Total $ 5,528.8 100.0% 27.9% 25.9 % Total $ 17,271.9 100.0% 10.1% 9.3 % In millions. See Definition (2) on page 13 . (i) Constant dollar (C$)

10 Fourth Quarter Full Year 2025 2024 2025 2024 Pharma & Health 15% 16% 15% 16% Food & Beverage 14% 15% 15% 15% Auto 11% 12% 12% 12% Consumer Products 9% 10% 9% 10% Financial Services 8% 7% 8% 7% Retail 10% 7% 8% 6% Technology 7% 8% 8% 8% Travel & Entertainment 7% 7% 7% 7% Government 3% 4% 3% 4% Telecommunications 3% 3% 3% 3% Services 3% 2% 3% 3% Oil, Gas & Utilities 2% 2% 2% 2% Not-for-Profit 1% 1% 1% 1% Education 1% 1% 1% 1% Other 6% 5% 5% 5% Total 100% 100% 100% 100% REVENUE BY INDUSTRY SECTOR Note: Prior year period amounts conform to the current period presentation. Results include one month (December 2025) of the acquired IPG business.

11 CASH FLOW PERFORMANCE Full Year 2025 2024 Free Cash Flow(3) $ 2,226.1 $ 1,964.7 Primary Uses of Cash: Dividends paid to Common Shareholders 549.6 552.7 Dividends paid to Noncontrolling Interest Shareholders 82.9 85.4 Capital Expenditures 149.8 140.6 Net cash (received)/paid for acquisitions, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests (914.4) 998.1 Stock Repurchases 707.9 370.7 Proceeds from Stock Plans (27.2) (102.1) Primary Uses of Cash(3) 548.6 2,045.4 Net Free Cash Flow(3) $ 1,677.5 $ (80.7) In millions. See Definition (3) on page 13 and Non-GAAP reconciliations on pages 18 - 21.

12 CREDIT & LIQUIDITY Full Year 2025 2024 EBITDA(4) $ 721.4 $ 2,516.3 Total Debt / EBITDA 12.6 x 2.4 x Net Debt(5) / EBITDA 3.1 x 0.7 x Pro Forma: (i) Total Debt / Pro forma Adj. EBITDA(i) 2.4 x Net Debt / Pro forma Adj. EBITDA(i) 0.6 x Debt Bank Loans (Due Less Than 1 Year) $ 62.0 $ 21.3 USD-denominated Senior Notes 4,000.0 4,000.0 Assumed from IPG 2,950.0 EUR-denominated Senior Notes 1,883.8 1,665.1 GBP-denominated Senior Notes 439.1 407.9 Other (218.4) (37.7) Total Debt $ 9,116.5 $ 6,056.6 Cash and Equivalents 6,881.1 4,339.4 Short Term Investments — — Net Debt(5) $ 2,235.4 $ 1,717.2 In millions. See Definitions (4) and (5) on page 13 and Non-GAAP reconciliations on pages 18 - 21. Reported amounts for 2025 include all debt assumed from IPG, but only one month of EBITDA attributable to IPG. (i) Pro forma Adj. EBITDA calculated according to the definition used in our credit agreement. At December 31, 2025, we were in compliance with the Leverage Ratio covenant in our credit facility.

13 NOTES (a) For the three months and for the year ended December  31, 2025, operating expenses included $1.1 billion ($892.6 million after-tax) and $1.2 billion ($984.5 million after-tax), respectively, related to severance, real estate repositioning, contract cancellations and other costs, as well as efficiency initiatives taken in the second quarter of 2025, primarily within Omnicom Advertising and Omnicom Production and a $543.3 million ($443.8 million after-tax) and $547.1 million ($447.5 million after-tax), respectively, loss on dispositions of certain businesses in connection with the IPG acquisition. Included in selling, general and administrative expenses are acquisition-related costs for the three months and for the year ended December 31, 2025 included $186.7 million ($173.4 million after-tax) and $347.3 million ($318.5 million after-tax), respectively, related to the IPG acquisition. The net impact of these items reduced operating income for three months and year ended December 31, 2025 by $1.8 billion ($1.5 billion after-tax) and $2.1 billion ($1.8 billion after-tax), respectively, and reduced diluted net income per share - Omnicom Group Inc. by $6.44 and $8.50, respectively. For the year ended December 31, 2024, operating expenses included $57.8 million ($42.9 million after-tax) of repositioning costs, primarily related to severance, recorded in the second quarter of 2024. Included in selling, general and administrative expenses in the fourth quarter of 2024 are acquisition related costs of $14.6 million ($13.1 million after-tax), related to the IPG acquisition. The net impact of these items reduced operating income for 2024 by $72.4 million ($56.0 million after-tax) and reduced diluted net income per share - Omnicom Group Inc. by $0.28. (b) Income tax expense for the three months and year ended December 31, 2025 included impacts of the severance, repositioning and other costs, dispositions of certain business and acquisition-related costs and repositioning costs. Income tax expense for the three months and year ended December 31, 2024 included impacts related to real estate and other repositioning costs. (c) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. (d) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue. (e) Constant Dollar ("C$") expense is calculated by translating the current period’s local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense. Financial Notes Definitions (1) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (2) Constant currency growth (constant dollar, or constant $) represents the change in revenue from the prior year, excluding the effects of foreign currency exchange rate fluctuations. This measure is calculated by adjusting current-period revenue to eliminate the impact of changes in foreign exchange rates and comparing the resulting amount to prior-year revenue. (3) See page 18 for the reconciliation of Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by Operating Activities and Net Free Cash Flow to the Net Increase (Decrease) in Cash and Cash Equivalents for the periods presented on page 11. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented on page 15 are Non-GAAP liquidity measures. See page 25 for the definition of Net Free Cash Flow. (4) EBITA, EBITDA, and Non-GAAP Adjusted Net Income per share - Diluted are Non-GAAP performance measures. See page 25 for the definition of these measures and pages 19 and 21 for the reconciliation of Non-GAAP financial measures. (5) Net Debt is a Non-GAAP liquidity measure. See page 25 for the definition of this measure, which is reconciled in the table on page 12. (6) Return on Invested Capital is After Tax Reported Operating Income (a Non-GAAP performance measure – see page 18 for the reconciliation of Non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments, and operating lease right of use assets). (7) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. (8) The Free Cash Flow amounts presented on page 15 are Non-GAAP liquidity measures. See page 25 for the definition of this measure and page 18 for the reconciliation of the Non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by (Used in) Operating Activities for the periods presented on page 15.

14 APPENDIX

15 In millions. See Definition (8) on page 13 and Non-GAAP reconciliations on pages 18 - 21. Year Ended December 31, 2025 2024 Net Income $ 43.7 $ 1,574.0 Depreciation and Amortization of Intangible Assets 276.7 241.7 Share-Based Compensation 100.8 91.4 Severance and repositioning costs 1,247.0 57.8 Loss on disposition of subsidiary 547.1 — Other Items to Reconcile to Net Cash Provided by (Used in) Operating Activities, net 10.8 (0.2) Free Cash Flow(8) $ 2,226.1 $ 1,964.7 FREE CASH FLOW

16

INCOME STATEMENT SUMMARY - Reported and Non-GAAP Adjusted YTD

Full Year

	Reported 2025	Severance, Repositioning & Other Costs	Loss on Planned Dispositions	Acquisition Related Costs	Amortization	Non-GAAP Adj. 2025	Reported 2024	Severance, Repositioning & Other Costs	Acquisition Related Costs	Amortization	Non-GAAP Adj. 2024
Revenue	$ 17,271.9					**$ 17,271.9**	$ 15,689.1				$ 15,689.1
Operating Expenses:											
Severance and repositioning costs[a]	1,247.0	(1,247.0)				**—**	57.8	(57.8)	—		—
Loss on disposition	547.1		(547.1)			**—**	—				—
Selling, general and administrative[a]	745.7	—		(347.3)		**398.4**	408.1	—	(14.6)		393.5
Operating Expenses[a]	16,827.2	(1,247.0)	(547.1)	(347.3)		**14,685.8**	13,414.5	(57.8)	(14.6)		13,342.1
Operating Income[a]	444.7	1,247.0	547.1	347.3		**2,586.1**	2,274.6	57.8	14.6		2,347.0
Operating Income Margin %	*2.6 %*					***15.0 %***	*14.5 %*				*15.0 %*
Net Interest Expense	166.5					**166.5**	147.0				147.0
Income Tax Expense[b]	242.2	262.5	99.6	28.8		**633.1**	560.5	14.9	1.5		576.9
Income Tax Rate	87.1 %					**26.2 %**	26.3 %				26.2 %
Income from Equity Method Investments	7.7					**7.7**	6.9				6.9
Net Income Attributed to Noncontrolling Interests	98.2					**98.2**	93.4				93.4
Amortization of acquired intangible assets and internally developed strategic platform assets (after- tax)	—				85.7	**85.7**	—			64.7	64.7
Net Income (Loss) - Omnicom Group Inc.[a][b]	$ (54.5)	$984.5	$447.5	$318.5	$85.7	**$ 1,781.7**	$ 1,480.6	$42.9	$13.1	$64.7	$ 1,601.3
Net Income (Loss) per Share - Diluted[a][b][5]	$ (0.27)					**$ 8.65**	$ 7.46				$ 8.06
Non-GAAP Measures:											
EBITA[4]	$ 560.5	$1,247.0	$547.1	$347.3	$—	**$ 2,701.9**	$ 2,362.1	$57.8	$14.6	$—	$ 2,434.5
EBITA Margin %	*3.2 %*					***15.6 %***	*15.1 %*				*15.5 %*

In millions except per share amounts. See Definition (4), Notes on page 13, and Non-GAAP reconciliations on pages 18 - 21.

Operating expenses for the year ended December 31, 2025 increased compared to the prior year period, primarily due to severance, real estate repositioning, contract cancellations and other costs, and dispositions in connection with the IPG acquisition.

Amortization of acquired intangible assets and internally developed strategic platform assets is already reflected in the "as reported" column of the income statement and included within reported EBITA. It is presented in the net income row to show its impact on Adjusted Net Income - Omnicom Group Inc. and Adjusted Net Income per Share - Diluted.

OMNICOM

17 OPERATING EXPENSE DETAIL Fourth Quarter Full Year 2025 % of Rev 2024 % of Rev 2025 % of Rev 2024 % of Rev Revenue $ 5,528.8 $ 4,322.2 $ 17,271.9 $ 15,689.1 Operating expenses: Salary and related costs 2,391.1 43.2% 1,910.3 44.2% 7,777.9 45.0% 7,441.4 47.4 % Third-party service costs(c) 1,442.9 26.1% 1,054.8 24.4% 4,113.7 23.8% 3,348.6 21.3 % Third-party incidental costs(d) 209.6 3.8% 178.7 4.1% 752.4 4.4% 642.5 4.1 % Total salary and service costs 4,043.6 3,143.8 12,644.0 11,432.5 Occupancy and other costs 403.5 7.3% 320.5 7.4% 1,366.7 7.9% 1,274.4 8.1 % Severance and repositioning costs(a) 1,123.3 — 1,247.0 57.8 Loss on disposition 543.4 — 547.1 — Cost of services 6,113.8 3,464.3 15,804.8 12,764.7 SG&A 107.2 97.7 398.4 393.5 Acquisition related costs 186.7 14.6 347.3 14.6 Selling, general and administrative expenses(a) 293.9 5.3% 112.3 2.6% 745.7 4.3% 408.1 2.6 % Depreciation and amortization 98.3 1.8% 60.3 1.4% 276.7 1.7% 241.7 1.5 % Total operating expenses 6,506.0 117.7% 3,636.9 84.1% 16,827.2 97.4% 13,414.5 85.5 % Operating Income (Loss)(a) $ (977.2) $ 685.3 $ 444.7 $ 2,274.6 In millions. See Notes on page 13.

18 NON-GAAP RECONCILIATIONS Full Year 2025 2024 Net Cash Provided by (Used in) Operating Activities $ 2,938.2 $ 1,733.5 Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital 712.1 (231.2) Free Cash Flow $ 2,226.1 $ 1,964.7 Net Increase (Decrease) in Cash and Cash Equivalents $ 2,541.7 $ (92.6) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital 712.1 (231.2) Proceeds from borrowings — 1,235.5 Repayment of Long-term Debt — (750.0) Other investing, net 50.5 (16.0) Changes in Short-term Debt, net (42.0) 12.6 Other financing, net (70.3) (77.4) Effect of foreign exchange rate changes on cash and cash equivalents 213.9 (185.4) Net Free Cash Flow $ 1,677.5 $ (80.7) Full Year 2025 2024 Reported Operating Income $ 444.7 $ 2,274.6 Effective Tax Rate for the applicable period 87.1% 26.3 % Income Taxes on Reported Operating Income 387.3 598.2 After Tax Reported Operating Income $ 57.4 $ 1,676.4 In millions.

19

NON-GAAP RECONCILIATIONS

	Fourth Quarter 2025	Fourth Quarter 2024	Full Year 2025	Full Year 2024
Net Income - Omnicom Group Inc.[(a)(b)]	$ (941.1)	$ 448.0	$ (54.5)	$ 1,480.6
Net Income Attributed to Noncontrolling Interests	43.2	30.9	98.2	93.4
Income From Equity Method Investments	1.2	2.3	7.7	6.9
Income Tax Expense (Benefit)	(131.3)	170.6	242.2	560.5
Income (Loss) Before Income Taxes and Income From Equity Method Investments	(1,030.4)	647.2	278.2	2,127.6
Net Interest Expense	53.2	38.1	166.5	147.0
Operating Income/(Loss)[(a)(b)]	(977.2)	685.3	444.7	2,274.6
Amortization of acquired intangible assets and internally developed strategic platform assets	52.7	22.3	115.8	87.5
EBITA[(4)]	(924.5)	707.6	560.5	2,362.1
Amortization of other purchased and internally developed software	3.9	4.7	15.8	18.1
Depreciation	41.7	33.3	145.1	136.1
EBITDA[(4)]	$ (878.9)	$ 745.6	$ 721.4	$ 2,516.3
EBITA[(4)]	$ (924.5)	$ 707.6	$ 560.5	$ 2,362.1
Severance and repositioning costs[(a)]	1,123.3	—	1,247.0	57.8
Loss on disposition of subsidiary[(a)]	543.4	—	547.1	—
Acquisition related costs[(a)]	186.7	14.6	347.3	14.6
EBITA - Adjusted[(4)]	$ 928.9	$ 722.2	$ 2,701.9	$ 2,434.5
Revenue	$ 5,528.8	$ 4,322.2	$ 17,271.9	$ 15,689.1
EBITA[(4)]	$ (924.5)	$ 707.6	$ 560.5	$ 2,362.1
EBITA Margin %	(16.7)%	16.4 %	3.2 %	15.1 %
EBITA - Adjusted[(a)(4)]	$ 928.9	$ 722.2	$ 2,701.9	$ 2,434.5
EBITA Margin % - Adjusted[(a)]	16.8 %	16.7 %	15.6 %	15.5 %

In millions. See Definition (4) and Notes on page 13.

The above table reconciles to the Non-GAAP financial measures of EBITDA, EBITA, and EBITA - Adjusted to the GAAP financial measures of Net Income - Omnicom Group Inc. for the periods presented. See page 25 for definition of Non-GAAP financial measures.

OMNICOM

20 NON-GAAP RECONCILIATIONS In millions. See Notes on page 13. The above table reconciles the adjusted Non-GAAP financial measure of Non-GAAP Operating Income - Adjusted to the GAAP financial measure of Operating Income for the periods presented. Management believes excluding the acquisition related costs and repositioning costs is useful for investors to evaluate the comparability of the performance of our business between reporting periods. Fourth Quarter Full Year 2025 2024 2025 2024 Net Income (Loss) - Omnicom Group Inc.- Reported $ (941.1) $ 448.0 $ (54.5) $ 1,480.6 Net Income Attributed To Noncontrolling Interests 43.2 30.9 98.2 93.4 Net Income (Loss) (897.9) 478.9 43.7 1,574.0 Income From Equity Method Investments 1.2 2.3 7.7 6.9 Income Tax Expense (Benefit)(b) (131.3) 170.6 242.2 560.5 Income (Loss) Before Income Taxes and Income From Equity Method Investments (1,030.4) 647.2 278.2 2,127.6 Net Interest Expense 53.2 38.1 166.5 147.0 Operating Income (Loss) - Reported (977.2) 685.3 444.7 2,274.6 Severance and repositioning costs(a) 1,123.3 — 1,247.0 57.8 Loss on disposition of subsidiary(a) 543.4 — 547.1 — Acquisition related costs(a) 186.7 14.6 347.3 14.6 Non-GAAP Operating Income - Adjusted $ 876.2 $ 699.9 $ 2,586.1 $ 2,347.0

21 Fourth Quarter Full Year 2025 2024 2025 2024 Net Income (Loss) - Omnicom Group Inc. - Reported $ (941.1) $ 448.0 $ (54.5) $ 1,480.6 Impact on Net Income related to: Repositioning costs(a) 892.6 — 984.5 42.9 Acquisition related costs(a) 173.4 13.1 318.5 13.1 Amortization of acquired intangible assets and internally developed strategic platform assets 39.0 16.5 85.7 64.7 Non-GAAP Net Income - Omnicom Group Inc. - Adjusted(5) $ 607.7 $ 477.6 $ 1,781.7 $ 1,601.3 Diluted Shares 233.8 198.4 204.9 198.6 Reported Net Income (Loss) per Share - Diluted $ (4.02) $ 2.26 $ (0.27) $ 7.46 Severance and repositioning costs(a) $ 3.80 $ — $ 4.78 $ 0.22 Loss on dispositions of subsidiary(a) $ 1.90 $ — $ 2.17 $ — Acquisition related costs(a) $ 0.74 $ 0.07 $ 1.55 $ 0.06 Amortization of acquired intangible assets and internally developed strategic platform assets $ 0.17 $ 0.08 $ 0.42 $ 0.32 Non-GAAP Adjusted Net Income per Share - Omnicom Group Inc. - Diluted (5) $ 2.59 $ 2.41 $ 8.65 $ 8.06 NON-GAAP RECONCILIATIONS In millions. See Definition (4) and Notes on page 13. The above table reconciles the adjusted Non-GAAP financial measures of Non-GAAP Net Income-Omnicom Group Inc.-Adjusted and Non-GAAP Adjusted Net Income per Share - Omnicom Group Inc. - Diluted to the GAAP financial measures of Net Income - Omnicom Group Inc. and Net income per share - Omnicom Group Inc. - diluted for the periods presented. Management believes these Non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business between reporting periods.

22 OMC & IPG COMBINED - LAST 12 MONTHS ENDED 9/30/25 Note: Three month results for each period as reported in Form 8-K, Form 10-Q, and Form 10-K by each company OMNICOM Three Months Ended Revenue Non-GAAP Adj. EBITA % Margin Q4 December 31, 2024 $ 4,322.2 $ 722.2 16.7% Q1 March 31, 2025 3,690.4 508.2 13.8% Q2 June 30, 2025 4,015.6 613.8 15.3% Q3 September 30, 2025 4,037.1 651.0 16.1% LTM September 30, 2025 $ 16,065.3 $ 2,495.2 15.5% INTERPUBLIC Three Months Ended Revenue Non-GAAP Adj. EBITA % Margin Q4 December 31, 2024 $ 2,857.0 $ 591.2 20.7% Q1 March 31, 2025 2,322.6 186.5 8.0% Q2 June 30, 2025 2,536.8 393.7 15.5% Q3 September 30, 2025 2,494.0 395.1 15.8% LTM September 30, 2025 $ 10,210.4 $ 1,566.5 15.3% COMBINED OMC + IPG Three Months Ended Revenue Non-GAAP Adj. EBITA % Margin Q4 December 31, 2024 $ 7,179.2 $ 1,313.4 18.3% Q1 March 31, 2025 6,013.0 694.7 11.6% Q2 June 30, 2025 6,552.4 1,007.5 15.4% Q3 September 30, 2025 6,531.1 1,046.1 16.0% LTM September 30, 2025 $ 26,275.7 $ 4,061.7 15.5%

23 LAST 12 MONTHS ENDED 9/30/25 - OMC Note: Three month results for each period as reported in Form 8-K, Form 10-Q, and Form 10-K by the company. Numbers may not sum due to rounding.

24 LAST 12 MONTHS ENDED 9/30/25 - IPG Note: Three month results for each period as reported in Form 8-K, Form 10-Q, and Form 10-K by the company. Numbers may not sum due to rounding.

25 DISCLOSURES The preceding materials have been prepared for use in the February 18, 2026 conference call on Omnicom’s results of operations for the three months and year ended December 31, 2025. The call will be archived on the internet at http://investor.omc.com Forward-Looking Statements Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: risks relating to the completed merger (the “Merger”) between us and The Interpublic Group of Companies, Inc. (IPG), including risks related to the integration of IPG’s business, such as, among others: uncertainties associated with retaining key management and other employees; potential disruptions to client, vendor, and business partner relationships; the risk that integration activities may be more time-consuming, complex, or costly than expected; the possibility that anticipated synergies, efficiencies, and other benefits of the Merger may not be realized, or may be realized more slowly than anticipated; and risks associated with managing a larger, more complex combined organization and effectively integrating systems, processes, operations, and cultures; adverse economic conditions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets; international, national or local economic conditions that could adversely affect us or our clients; reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client marketing and communications services requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the marketing and communications services industries; unanticipated changes to, or an inability to hire and retain, key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing artificial intelligence, or AI, technologies and related partnerships in our business, and their use by our competitors; failure to adapt to technological developments; our liquidity, long-term financing needs, credit ratings and access to capital markets; changes in legislation or governmental regulations affecting us or our clients; losses on media purchases and production costs incurred on behalf of clients; risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates and legal proceedings; our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives; changes in tax rates, tax laws, regulations or interpretations, or adverse outcomes of tax audits or proceedings; and other business, financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission (SEC). The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A., “Risk Factors” and Item 7., “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-Kand in other documents filed from time to time with the SEC. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. EBITA is defined as earnings before interest, income taxes, and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. Free Cash Flow is defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash (used in) provided by operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash is defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow is defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA is defined as earnings before interest, taxes, depreciation and amortization of intangible assets. Net Debt is defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. Non- GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational, and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.